INDEPENDENT TAX ADVISORS' CONSENT

     We hereby consent to the summarization of our tax opinion as it appears under the "Certain Income Tax Consequences" section of the Registration Statement of Omnicom Group Inc. on Form S-4 as filed with the Securities and Exchange Commission on June 19, 1995. We also consent to the filing of our tax opinion as an exhibit to the Registration Statement of Omnicom Group Inc. on Form S-4 as filed with the Securities and Exchange Commission on June 19, 1995.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan

June 19, 1995